Exhibit 10.3

Independent Contractor Agreement

THIS INDEPENDENT CONTRACTOR AGREEMENT (this “ICA”) is made and entered into by and between the undersigned real estate licensee (“Agent”), and the applicable eXp entity1 licensed as a real estate brokerage company in Agent’s state(s) of licensure (“eXp”).  This ICA shall become effective (the “Effective Date”), as follows: (1) when electronically signed by the last of the Parties to electronically sign this ICA (if this ICA is to be Agent’s original Independent Contractor Agreement with eXp), or (2) as provided in Section 14, below (if this ICA is to be a revision to a former version of Agent’s Independent Contractor Agreement with eXp).  eXp and Agent may be referred to hereinafter individually as a “Party,” and collectively as the “Parties.”

BACKGROUND

A.Agent is a real estate licensee in their state(s) of licensure.
B.eXp is a cloud-based real estate brokerage company doing business in Agent’s state(s) of licensure.
C.The Parties mutually desire for Agent to become affiliated with eXp as a real estate licensee in Agent’s state(s) of licensure, all in accordance with the terms and conditions set forth in this ICA.

AGREEMENT

NOW THEREFORE, in consideration for the above recitals, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Parties agree as follows:

1.Real Estate Brokerage Services.  During the Term (defined below), Agent will perform real estate brokerage services (“Services”) on behalf of eXp for the benefit of eXp’s clients. Such Services will include those services customarily performed by real estate brokerage licensees in Agent’s state(s) of licensure, as well as such other activities as set forth in eXp’s Policies (defined below) or as requested or required by eXp.
2.Independent Contractor Relationship.
a.Not an Employee.  This ICA shall establish an independent contractor relationship between Agent, as the service provider, and eXp, as the service recipient.  Agent’s role under this ICA shall be that of a “qualified real estate agent,” as that term is defined in Section 3508 of the Internal Revenue Code, and Agent shall have that title as granted to them by the license that Agent holds (e.g., salesperson, associate broker, broker, qualifying broker, principal broker, etc.).  Nothing within this ICA shall be construed to create a joint venture, partnership, employer-employee relationship, or other relationship between the Parties.  Agent will not be treated as an eXp employee for any purposes under this ICA.  Agent is not entitled to any of the benefits that eXp may make available to its employees, including, without limitation, group health or life insurance, retirement benefits, or any other fringe benefits.  Agent is solely responsible for, and eXp is not responsible for, withholding and paying any income, payroll, Social Security, and other federal, state, and local taxes, and making any insurance contributions (including unemployment and disability), and obtaining workers’ compensation insurance on Agent’s own behalf.  Agent is free to devote such portion of Agent’s time, energy, effort, and skill, as Agent sees fit, to establish and grow Agent’s real estate brokerage business.  Agent is not required to keep definite office hours, attend sales meetings, or adhere to sales quotas.  Agent does not have mandatory duties except those specifically set out in this ICA, and in other documents incorporated by reference into this ICA.  Agent agrees not to, and Agent irrevocably waives any and all rights to, claim or assert, or to support any third-party claim or assertion of, the existence of an employer/employee relationship as between eXp and Agent.
b.Agent Expenses.  Unless expressly provided to the contrary in this ICA, or in eXp’s Policies, Agent is responsible for bearing all costs related to being a real estate licensee.  Such costs include, without limitation, each of the following: REALTOR® dues; multiple listing service (“MLS”) dues; cell phone expenses; business card expenses; sign expenses; sign-post expenses; advertising expenses; personal branding expenses; continuing education expenses; licensing expenses; printing, copying, and faxing expenses; digital

1 eXp Realty, LLC (in all states except those that follow); eXp Realty of California, Inc. (in California); eXp Realty of Northern California, Inc. (in northern California); eXp Realty of Greater Los Angeles, Inc. (in central California); eXp Realty of Southern California, Inc. (in southern California); eXp Realty North, LLC (in N. Dakota, Minnesota, and portions of New York, except as further qualified); eXp Realty of Connecticut, LLC (in Connecticut, and Brooklyn, New York); eXp Realty Associates, LLC (in Brooklyn, mid-town, and downtown, New York City), and eXp Realty of Charlotte Metro NC, LLC, eXp Realty of Northwest NC, LLC, eXp Realty of Northeast NC, LLC, eXp Realty of Piedmont NC, LLC, eXp Realty of Southeast NC, LLC, and eXp Realty of Triangle NC, LLC (in North Carolina).

eXp Realty Independent Contractor Agreement	Page 1 of 10	Version: USA 05.09.2024

camera, computer(s), and related hardware or software expenses; printer/scanner/fax equipment expenses; high-speed internet expenses; automobile expenses; auto insurance fees; individual errors and omissions insurance premiums and deductibles, where such insurance is required by applicable law; any other personal or business insurance coverage premiums and deductibles for coverage that Agent deems prudent or necessary in the operation of Agent’s business; local, state, federal and municipal taxes of any kind; and any and all government, regulatory, or agency licensure, compliance fees and expenses.
c.Workers’ Compensation Insurance Coverage.  Unless otherwise required under applicable law, as an independent contractor, Agent shall acquire for himself or herself and any employees of Agent such workers’ compensation insurance coverage in such amounts as Agent deems appropriate, but in no event less than minimum coverage amounts required by applicable law.  Agent shall name eXp Realty, LLC, and its subsidiaries, successors, and assigns (collectively, the “eXp Additional Insureds”) as additional insureds on any such workers’ compensation insurance policy.  Agent shall also obtain a “waiver of subrogation” endorsement from the workers’ compensation insurer in favor of the eXp Additional Insureds.  Agent shall, upon written request, provide evidence of the above referenced insurance coverage for any policy of workers’ compensation insurance that Agent obtains on their own behalf.
3.Agency Relationships.  All real estate brokerage relationships established for any real estate transactions, regardless of agency status, exist solely as between eXp and the client (or customer), and not as between Agent and the client (or customer).  Agent provides real estate services to the client (or customer) on eXp’s behalf; all listings taken by Agent in connection with eXp’s business are and remain the separate and exclusive property of eXp, and not of Agent.  During the Term of this ICA, Agent shall diligently carry out Agent’s duties on behalf of eXp with all reasonable skill, care, and diligence as expected of a licensed real estate professional in Agent’s state(s) of licensure.
4.Compensation; eXp Fees.  Agent shall be compensated according to the below referenced commission split, and in that manner as more fully described in the eXp Realty U.S. Policies and Procedures (the “eXp P&Ps”) (See: www.exprealty.com/policies).       In addition, eXp provides opportunities to eligible eXp real estate licensees to obtain shares of eXp World Holdings, Inc. common stock (Nasdaq: EXPI) through (i) the Agent Equity Program, in which eXp real estate licensees must opt-in in order to participate and agree to the terms and conditions of that program, and (ii) the Agent Growth Incentive Program, which is available to all eXp real estate licensees and no opt-in step is required, both of which are administered under the 2015 Equity Incentive Plan (the “Plan”).  If interested, Agent should visit the eXp Agent Shareholder Hub at https://exprealty.com/agentstock for details and participation information.  Agent shall pay to eXp those fees, in those amounts, as described under the eXp P&Ps (“eXp Fees”); except as otherwise provided in the eXp P&Ps, eXp Fees shall be paid in accordance with Agent’s preferred payment method then on file with eXp, whether that is in the form of a draw against Agent’s checking account as then on file with eXp, or charging Agent’s debit or credit card as then on file with eXp.  Agent shall be automatically enrolled in eXp’s Sustainable Revenue Share Plan, which shall be governed by those terms set forth in the eXp P&Ps.

a.Commission Split.   Agent shall be entitled to a commission on purchase transactions, sales transactions, rental/lease transactions, broker price opinions (“BPOs”), and referrals (each, a “Transaction,” collectively, “Transactions”) as follows: income retained by eXp after referrals, but prior to commission split (“Gross Commission Income”), shall be split at the rate of 80% to Agent (“Contractor Dollar”) and 20% to eXp (“Company Dollar”) on all Transactions closed by the Agent.  Should any Transaction be subject to any state or local taxes, the 80%/20% commission split will be calculated after the tax is deducted.

b.Onboard Date; Anniversary Date.  Agent’s onboard date (“Onboard Date”) shall be the later of, (a) Agent’s “Join Date” (the date eXp verifies Agent’s email address and Agent becomes active in Enterprise), or (b) the date on which Agent’s real estate license is transferred to eXp.  Agent’s anniversary date (“Anniversary Date”) shall be the first day of the calendar month following Agent’s Onboard Date with eXp.  So, for example, if Agent’s Onboard Date is January 18, 2022, then Agent’s Anniversary Date will be February 1, 2022.

c.Company Dollar Cap; Capping Period; Cap Reset Date; and Anniversary Year.  Agent’s “Capping Period” is a consecutive twelve (12) calendar month period during which time the amount of Company Dollar collected on Agent’s Transactions is accrued towards the Company Dollar Cap.  The term “Company Dollar Cap” means that once the amount of Company Dollar received from Agent’s closed Transactions reaches $16,000 (the $16,000 amount being commonly referred to as a “Full Cap”) within Agent’s Capping Period, eXp will no longer collect the Company Dollar portion of the commission split and the Agent will thereafter be considered to be in a “Capped Status” until the expiration of the then-current Capping Period.  The “Cap Reset Date” is the date upon which each new Capping Period begins and the amount of Company Dollar paid by Agent that has accrued towards the Company Dollar Cap will reset to zero.  The Cap Reset Date for Agent will be the same as Agent’s Anniversary Date, except as otherwise expressly agreed to the contrary by separate written addendum to this ICA.  Agent’s anniversary year (“Anniversary Year”) shall begin on Agent’s Anniversary Date with eXp and end on the day immediately preceding the next Anniversary Date.  So, for example, if Agent’s Onboard Date is January 18, 2022, then Agent’s Anniversary Date would be February 1, 2022 and Agent’s Anniversary Year will run from February 1, 2022 through January

eXp Realty Independent Contractor Agreement	Page 2 of 10	Version: USA 05.09.2024

31, 2023, and continue for the same period each year thereafter.   Except as otherwise expressly agreed to the contrary, an Agent’s Capping Period will directly overlap with Agent’s Anniversary Year.

5.Term.  This ICA shall remain valid until one of the Parties terminates the ICA, pursuant to Section 6, below.
6.Termination.  Either Party may terminate this ICA, for any reason or no reason.  The date this ICA shall be deemed terminated (the “Offboard Date”) shall be as follows: (i) the date that eXp’s notice of termination is delivered (when eXp is the terminating party); (ii) the date that Agent provides a notice of termination to eXp (when Agent is the terminating party); or (iii) the date eXp is made or otherwise becomes aware that Agent has terminated their relationship with eXp (when Agent fails to notify eXp of their termination).  From and after the Offboard Date, Agent shall refrain from using any and all eXp sales materials or similar items that bear the name, logos, registered trademarks, or inscription of eXp, in any manner whatsoever.
a.Continued Billing When Agent Terminates.  NOTWITHSTANDING THE FOREGOING, AND IN RECOGNITION OF THE INHERENT COMPLEXITY ARISING FROM EXP’S SERVICING TENS OF THOUSANDS OF REAL ESTATE AGENTS ACROSS THE WORLD, AND THE CORRESPONDING, SOPHISTICATED BILLING SYSTEMS THAT HAVE BEEN ESTABLISHED TO SERVICE THOSE REAL ESTATE AGENTS, AGENT ACKNOWLEDGES AND IRREVOCABLY AGREES THAT WHEN AGENT IS THE TERMINATING PARTY, IF AGENT DOES NOT PROVIDE THE APPROPRIATE ADVANCE NOTICE OF TERMINATION TO EXP, AS OUTLINED IN THIS SECTION 6, AGENT BILLING MAY, AND LIKELY WILL, CONTINUE FOR A LIMITED PERIOD OF TIME FOLLOWING AGENT’S OFFBOARD DATE.

[Agent’s Signature Here]

b.To Stop Continued-Billing.  To ensure that continued billing stops as close to Agent’s Offboard Date as possible (when Agent is the terminating Party), Agent should provide eXp with not less than thirty (30) days’ advance written notice of Agent’s intent to terminate, which notice shall be deemed delivered to, and received by, eXp upon Agent’s completion and submission of the eXp Agent Offboard Notice online form (the “Offboard Notice”), available at www.exprealty.com/offboardnotice and in the eXp P&Ps.  Upon Agent’s electronic submission of his or her Offboard Notice, Agent will receive an automated email response representing eXp’s acknowledgment of receipt of Agent’s Offboard Notice.  This automated email acknowledgment (“Offboard Acknowledgment”) will be delivered to that email address supplied by Agent on Agent’s Offboard Notice.  Agent is strongly encouraged to retain his or her Offboard Acknowledgement in the event there is ever a dispute over whether or when Agent’s Offboard Notice was submitted to eXp.
c.Agent Payment Obligations After Termination.  In the event of termination of this ICA, all prepaid fees and prepaid dues are non-refundable to Agent; all billable items invoiced to Agent prior to Agent’s Offboard Date shall remain due and payable by Agent, and eXp may bill Agent for such items as provided under this ICA.
7.eXp’s Policies and Procedures.  In addition to the terms of this ICA, Agent shall abide by all policies and procedures established by eXp, including, without limitation, (a) the eXp P&Ps, (b) eXp’s state-specific policies and procedures in effect in those state(s) of Agent’s licensure (the “State P&Ps”), (c) any additional eXp policies and procedures wherever situated, whether or not referenced or hyperlinked in the eXp P&Ps or any State P&Ps (the “Additional P&Ps”), and (d) any and all revisions to any of the foregoing.  The eXp P&Ps, State P&Ps, Additional P&Ps, together with any and all revisions thereto shall hereinafter collectively be referred to as “eXp’s Policies.”  Given that eXp’s Policies constitute a part of this ICA, any revisions to eXp’s Policies shall be made in accordance with Section 14, below.  EACH OF EXP’S POLICIES COMPRISE AN INTEGRAL AND MATERIAL PART OF THIS AGREEMENT, AND EACH ARE EXPRESSLY INCORPORATED BY THIS REFERENCE INTO THE AGREEMENT IN THEIR ENTIRETY, VERBATIM AND AT LENGTH, AND EACH CONSTITUTE A PART OF THIS AGREEMENT AS THOUGH FULLY SET FORTH HEREIN.

[Agent’s Signature Here]

8.Agent’s Representations and Warranties to eXp.  Agent represents and warrants to eXp that the statements contained in this Section 8 are or will be true and correct as of the Onboard Date (not to be confused with the Effective Date), and shall remain true and correct during the Term:

a.Agent is duly licensed as a real estate licensee in the following state(s), having the following license number(s):

PRIMARY STATE	LICENSE NUMBER

eXp Realty Independent Contractor Agreement	Page 3 of 10	Version: USA 05.09.2024

NON-PRIMARY STATE(S) (if applicable)	LICENSE NUMBER(S)

(If Agent is licensed and affiliated with eXp in more than one state, no additional ICA is required.  In such event, one eXp authorized representative from each state in which Agent is licensed is to sign this ICA on behalf of eXp.)

b.Agent has and shall maintain in effect all licenses, permissions, authorizations, consents, and permits, at Agent’s own expense, required to lawfully carry out Agent’s obligations under this ICA;
c.Agent possesses the requisite skill, experience, and qualifications to perform the Services;
d.Agent is not restricted by, or subject to, any agreement (such as, but not limited to, a non-compete agreement or a non-solicitation agreement), order, or restriction that would in any way prevent, prohibit, or impair Agent’s ability to perform his or her duties under this ICA; Agent acknowledges that if Agent was or is subject to any contract, including a franchise agreement, any non-compete agreement or non-solicitation agreement, or covenant from a previous brokerage, that Agent has not and will not violate that contract, covenant or agreement or put eXp at risk of liability by violating it;
e.Agent has the legal power, right, and authority to bind himself or herself to the terms and conditions set forth in this ICA, and to perform all Services provided under this ICA;
f.Agent is in compliance with, and shall continue to comply with, (i) eXp’s Policies; (ii) all applicable laws, rules, and regulations when providing the Services; and (iii) all rules of conduct as established by each applicable state’s department of real estate (or such analogous agency having a different name) (“Department of Real Estate”), MLS rules of that multiple listing service to which Agent belongs, and the National Association of REALTORSⓇ Code of Ethics and any additional rules or code of ethics adopted by a state or local Association of REALTORSⓇ  to which Agent belongs;
g.Agent is either, (1) not the subject of any civil or criminal proceeding, any civil judgment or criminal conviction, or any disciplinary action or administrative or private party ruling against Agent; OR, (2) the subject of any of the foregoing but has disclosed all material facts and provided all supporting documentation to Agent’s Designated Managing Broker or Managing Broker(s);
h.Agent has access to, and knows how to access, each of eXp’s Policies (See: www.exprealty.com/policies); Agent has reviewed each of eXp’s Policies; Agent has had the opportunity to ask eXp questions concerning eXp’s Policies; and Agent understands and agrees to abide by eXp’s Policies and any/all revisions thereto;
i.Agent has had the opportunity to seek the advice of their own legal counsel concerning this ICA and eXp’s Policies prior to entering into this ICA;
j.Agent understands that eXp and Agent’s Designated Managing Broker and Managing Broker(s) will each rely on the accuracy, completeness, and competence of Agent’s Services, as performed under this ICA, in fulfilling eXp’s contractual commitments to the public; and
k.Agent accepts that termination of this ICA, by either Party, could result in a significant financial loss to Agent.

[Agent’s Signature Here]

9.Agent’s Additional Covenants to eXp.
a.Licensed Activities.  Agent will not perform any licensed real estate brokerage activities on behalf of eXp unless, (i) Agent’s real estate license is affiliated with (i.e., “hung with”) eXp in the state(s) where Agent intends to perform such licensed activities; and (ii) Agent’s real estate license in that state is active and in good standing at the time that Agent performs such licensed activities.
b.Notification; Cooperation.  If Agent receives notice of any actual, anticipated, or threatened Civil or Administrative Action (defined below), or mediations or demand letters, concerning or involving Agent, either directly or indirectly, Agent shall immediately notify Agent’s Designated Managing Broker and Managing Broker(s).  Moreover, in such instances, Agent agrees to fully cooperate, in good faith, and assist eXp, Agent’s Designated Managing Broker and Managing Broker, eXp’s Legal Operations
eXp Realty Independent Contractor Agreement	Page 4 of 10	Version: USA 05.09.2024

Department, and/or eXp’s comprehensive errors and omissions insurance carrier (“Carrier”) in defending against such matters until they are resolved by providing documents, testimony and any other items or information that may be needed by or on behalf of eXp.  Agent’s breach of this provision shall constitute a material breach of this ICA.  The term “Civil or Administrative Action” as used in this ICA means lawsuits (including any appeals), small claims actions, chancery actions, equitable actions, arbitration actions, or administrative complaints (such as before a Department of Real Estate, Attorney General’s Office, Department of Housing and Urban Development, Consumer Protection Financial Bureau, MLS, or any REALTOR® association).
c.Enterprise.  Agent will enter Agent’s personal contact information (including mailing address, email address, and telephone number), and Agent’s emergency contact’s information (including name, relationship to Agent, mailing address, email address, and telephone number) into the eXp Enterprise system (“Enterprise”).  Agent is solely responsible for keeping all such information current in Enterprise throughout the Term.  eXp will rely upon the information provided by Agent, in Enterprise, as being true, correct, and complete.  Any failure by Agent to provide or maintain the most current information in Enterprise shall not affect the validity of any notice from eXp to Agent; Agent’s failure to provide or maintain the most current information in Enterprise shall not serve as a defense by Agent to any notice delivered by eXp in accordance with Section 11, below. Agent, following his/her Onboard Date, may access the eXp Enterprise system sign-in page at www.expenterprise.com; if Agent is unable to log-in to eXp Enterprise, Agent may contact support@exprealty.com for assistance.
d.Text Messaging.  eXp may send text messages to any telephone numbers Agent enters into Enterprise for the purpose of, (i) fulfilling eXp’s reasonable supervision and control responsibilities, as required by applicable law; (ii) communicating with Agent in matters concerning Agent’s affiliation with eXp (such activities include, without limitation, real estate licensing matters, transaction matters, transaction file matters, and matters pertaining to eXp Fees); and (iii) routing client leads to Agent in connection with any eXp lead generation programs in which Agent participates.  By entering into this ICA, Agent consents to receiving such text messages from eXp for each of the specified purposes, and Agent agrees that Agent will be responsible for paying any applicable message and data rates for such text messages.

[Agent’s Signature Here]

e.Sharing of Personal Information.   eXp uses personal information collected about Agent in order to support Agent’s continued affiliation with eXp.  Such use includes sharing Agent’s personal information (such as, for example only, and without limitation, Agent’s name, address, email address, phone number, geographic location, and state(s) of licensure) with third-party companies, as more fully provided in the eXp World Holdings, Inc. Privacy Policy and Data Processing Agreement (“Privacy Policy”) (See: www.expworldholdings.com/privacy-policy).  By entering into this ICA, Agent consents to eXp’s sharing of Agent’s contact information in the manner described, and Agent agrees to be bound by the Privacy Policy, as may be amended from time to time.

[Agent’s Signature Here]

f.Affiliate with a Competitor.  During the Term, Agent shall not be affiliated with a competitor to eXp, as more fully set forth in eXp’s P&Ps.
g.Cyber Liability Insurance.  Cyber risk is a serious threat to Agent’s business and the consequences of data breaches and wire fraud can be financially disastrous to Agent and/or to any parties to a transaction in which Agent is involved.  eXp’s cyber liability insurance does not extend to, or cover, any loss or damage, (i) related to any security/data breach or wire/financial fraud that may result in connection with any licensed activity of Agent, or (ii) sustained by any parties to a real estate transaction handled by Agent. Agent is strongly encouraged to obtain cyber liability insurance covering his or her own real estate business.
h.Automobile Insurance. eXp does not maintain commercial automobile insurance coverage that extends coverage to Agent or any other independent contractor of eXp. For the duration of this ICA, Agent shall maintain automobile insurance coverage with minimum liability limits of $100,000 per occurrence, $300,000 aggregate, and a minimum limit of $100,000 in property damage coverage. If available from Agent’s insurer, Agent shall obtain an additional-insured endorsement to his or her insurance policy and cause his or her insurer to name the eXp Additional Insureds as additional insureds under such policy. The extension of such insurance coverage to the eXp Additional Insureds shall be primary and noncontributory (with respect to losses suffered by eXp). In no event shall the limits of such insurance be considered as limiting the liability of Agent under this ICA and in no event shall the above insurance limits be any indication that such insurance limits are adequate insurance coverage for Agent. Agent shall provide proof of such insurance to eXp upon request.
10.Errors and Omissions Coverage; Legal Representation Provided; eXp’s Settlement Authority.
eXp Realty Independent Contractor Agreement	Page 5 of 10	Version: USA 05.09.2024

a.Errors and Omissions Coverage.  eXp carries comprehensive errors and omissions (“E&O”) insurance coverage in each state in which eXp conducts business. This coverage provides varying degrees of protection against claims solely arising out of eXp’s and its real estate agents’ performance of Professional Services (as that term is defined in the applicable E&O policy (“E&O Policy”)).  However, even though eXp’s E&O insurance coverage may typically cover such claims, Agent agrees to defend, indemnify and hold Indemnitees (defined below) harmless against any and all claims, as more fully set forth in Section 11, below.  In addition, there may be certain states whose regulatory regimes, and/or in which the terms of eXp’s E&O Policy, require an additional state-specific addendum to be executed between eXp and Agent as a condition for there being a possibility of any coverage under the E&O Policy.
b.Legal Expense Reimbursement; Offset.  eXp reserves the right to seek reimbursement from Agent (the “Legal Expense Reimbursement”) in any matter that causes eXp to incur legal fees and/or costs, regardless of whether or not the matter is covered under one or more of eXp’s insurance policies.  eXp, with the assistance of eXp’s Carrier, shall make all determinations as to, 1) the likelihood of coverage under eXp’s insurance policies in connection with any actual or potential claim against eXp and/or Agent, and 2) whether a conflict of interest exists between eXp and Agent in relation to any actual or potential claim against eXp and/or Agent.  Agent’s obligation to reimburse eXp for the Legal Expense Reimbursement is a distinct obligation from Agent’s indemnification obligations under Section 11, below; Agent’s reimbursement of the Legal Expense Reimbursement, as set forth in this Section 10.b, does not offset, satisfy, release, or otherwise abate Agent’s indemnification, defense, and hold harmless obligations under Section 11, below.  Even where Agent does not believe the claim or cause of action has merit and/or does not believe any money should be expended in the defense, resolution, or satisfaction of the matter, Agent agrees in advance, by signing this ICA, that he or she will reimburse eXp for the Legal Expense Reimbursement within thirty (30) days of receipt of a request for reimbursement from eXp. Agent may elect to have all or any portion of the Legal Expense Reimbursement withheld from any commissions and/or revenue share payments due Agent in lieu of making payment directly to eXp. However, if Agent does not reimburse eXp directly within the 30-day period then eXp may exercise its rights of reimbursement and offset as set forth under Section 15, below.
c.Legal Representation Provided.  Except as otherwise provided in this ICA, eXp will provide legal counsel to Agent, at no additional cost to Agent, for the purpose of providing Agent with legal representation in defense of claim(s) filed by a third party against Agent arising from or relating to Agent’s performance of the Services, so long as each of the following four conditions are and remain met: (i) eXp’s legal counsel (whether through its Legal Operations Department or, if applicable, through eXp’s outside counsel) determines that a conflict of interest does not exist between eXp and Agent concerning the subject matter of the lawsuit; (ii) eXp maintains E&O insurance coverage applicable to the subject matter of the Civil or Administrative Action, and each claim asserted therein; (iii) eXp’s claim for such E&O insurance coverage is and remains approved by eXp’s Carrier, without any reservation of rights by eXp’s Carrier; and (iv) this ICA remains in effect and has not been terminated by either Party under Section 6, above.  If any of the foregoing conditions are not met, or are no longer met, Agent will be required to retain their own legal counsel at Agent’s sole cost and expense, unless a written agreement is entered into between eXp (through its Legal Operations Department) and Agent providing for, among other things, eXp’s reimbursement of Agent’s attorneys’ fees.  eXp will not provide legal counsel to Agent for small claims lawsuits, Department of Real Estate complaints, or MLS or REALTOR® association complaints or arbitrations; notwithstanding the foregoing, eXp reserves all rights to make limited exceptions on a case-by-case basis in its sole and absolute discretion.  eXp reserves all rights to refrain from providing legal counsel to Agent in any circumstances, all as determined by eXp in its sole and absolute discretion.
d.eXp’s Settlement Authority.  In any actual, anticipated, or threatened Civil or Administrative Action, mediations, or demand, concerning either eXp and/or Agent, eXp shall have the sole discretion and final authority to make decisions concerning whether there is to be a settlement, and if so, the terms thereof. This authority shall exist in all situations except any Civil or Administrative Action, mediations, or demands where claims have been asserted against Agent, but not eXp, and where said claims are outside of the scope of the relationship established under this ICA as between Agent and eXp.  eXp may, as a term of settlement or in furtherance of payment agreed to in settlement or otherwise incurred by eXp in connection with any settlement-related activities, exercise its payment, reimbursement, and offset rights as set forth under Section 15, below, to be made whole for amounts paid or advanced by eXp. Agent’s refusal to abide by a decision by eXp to settle any actual, anticipated, or threatened Civil or Administrative Action, mediations, or demand, or Agent’s refusal to cooperate with eXp in furtherance of the same (and pursuant to Section 9.b, above), may be deemed by eXp to be a material breach of this ICA.
11.Indemnification.
a.Indemnification by Agent.  Agent irrevocably agrees to indemnify, defend, and hold harmless eXp, eXp World Holdings, Inc. (“EXPI”), each of EXPI’s subsidiaries, and it’s or their respective shareholders, directors, officers, managers, members, employees, agents, representatives, and affiliates (collectively, “Indemnitees”), jointly, severally, and in any combination, for, from and against any and all actual, anticipated, or threatened Civil or Administrative Actions, demands, costs, claims, losses, liabilities, injury, penalties, fees (including document production fees), expenses, damage awards, judgments, settlement amounts, and other damages (including but not limited to court costs, investigation costs, expert witness fees, reasonable attorneys’ fees, and other defense costs)
eXp Realty Independent Contractor Agreement	Page 6 of 10	Version: USA 05.09.2024

(collectively, “Losses”), without any monetary limitation or cap, arising from or relating in any way to any of the following, or any allegation of any of the following: (i) Agent’s performance of the Services; (ii) Agent’s performance of Professional Services (as that term is defined in eXp’s E&O Policy); (iii) Agent’s breach of this ICA; (iv) Agent’s noncompliance with eXp’s Policies; (v) any of Agent’s representations or warranties under this ICA being less than true, correct, and complete; (vi) any of the four conditions set forth in Section 10.c, above, not being or no longer being met; (vii) exercise of eXp’s settlement authority as set forth in Section 10.d, above; (viii) the refutation of, or any attempt to refute, any of Agent’s waivers within this ICA or in eXp’s Policies; (ix) any Team Agreement (as such term is defined in the eXp P&Ps) to which Agent is or was a party; (x) Agent's filing of a Civil or Administrative Action against another real estate licensee affiliated with eXp or any of its subsidiaries (regardless of whether prior written notice is provided to Agent’s Managing Broker); (xi) Agent's filing of a Civil or Administrative Action against eXp, EXPI, any of EXPI’s subsidiaries, and/or any of its or their respective employees (regardless of whether prior written notice is provided to any of them); (xii) Agent’s refusal to abide by eXp’s decision concerning settlement of a legal matter; (xiii) Agent’s refusal to cooperate with eXp in settlement of any legal matter; (xiv) Agent’s infringement of any intellectual property rights of any third party; (xv) Agent’s exercise of internet electronic commerce; (xvi) Agent’s failure to comply with any laws (including, without limitation, and for example only, the Telephone Consumer Protection Act (TCPA), the Telemarketing Sales Rules (TSR), the California Consumer Privacy Act (CCPA), the Personal Information Protection and Electronic Documents Act (PIPEDA), and both the UK and EEA General Data Protection Regulation (GDPR), and any of their respective implementing rulings and regulations, as applicable); (xvii) Agent’s failure to pay any taxes or tariffs; and (xvii) Agent’s use of technology, regardless of whether it was independently obtained by Agent, or provided or offered by or through eXp or any of its affiliated vendors, that is intended to or results in a phone call, text message, or other similar communication sent to any other party.  Under no circumstance shall Agent control the defense in any actual, anticipated, or threatened Civil or Administrative Actions; such right of control shall at all times be and remain with Indemnitees, regardless of whether, or to what extent, Indemnitees enforce the financial aspects of Agent’s defense obligations. For avoidance of doubt, the term “control the defense” includes, without limitation, actions such as selecting counsel, developing legal strategy, negotiating settlements, and entering settlement agreements.
b.Insurance Remedies.  eXp may tender a claim for insurance coverage to its Carrier and simultaneously or successively seek indemnification from Agent for the same matter, as determined in eXp’s sole and absolute discretion.  See Section 16, below, for further details concerning eXp’s cumulative remedies.
c.Agent’s Defense Obligations.  Agent’s defense obligations under this Section 11, shall be subordinate to any defense provided to any Indemnitees under any applicable eXp policy of insurance of.
12.Notice.  Except as expressly provided to the contrary under this ICA, all notices under this ICA (each, a “notice”, and with the correlative meaning “notify”) shall be in writing and shall be deemed delivered only if sent via email to the applicable Party’s email address, as set forth below, in which case notice shall be deemed delivered upon electronically confirmed receipt provided that email notices that are not released before 5:00 p.m. (in the recipient’s time zone) shall be deemed delivered upon the commencement of the following day.  A notice is effective only upon delivery to the receiving Party.

If to Agent:(As specified by Agent in Enterprise)

If to eXp:legal@exprealty.net

13.Limitation of eXp Liability.  EXCEPT AS IT PERTAINS TO ANY FEES, COMMISSIONS, REVENUE SHARING, AND/OR OTHER COMPENSATION OWED BY EXP TO AGENT UNDER THIS AGREEMENT OR ANY OF EXP’S POLICIES (SUBJECT TO OFFSET AND DEDUCTION AS PROVIDED ELSEWHERE IN THIS AGREEMENT OR IN ANY OF EXP’S POLICIES), EXP’S AGGREGATE LIABILITY TO AGENT UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF COMPANY DOLLAR THAT AGENT HAS PAID DURING THAT TWELVE (12) CONSECUTIVE MONTH PERIOD IMMEDIATELY PRECEDING THE FIRST EVENT GIVING RISE TO ANY LIABILITY, BUT IN NO EVENT EXCEEDING $16,000.  IN NO EVENT SHALL EXP BE LIABLE TO AGENT UNDER ANY CIRCUMSTANCES FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT, REVENUE, BUSINESS OPPORTUNITY OR BUSINESS ADVANTAGE), WHETHER BASED UPON A CIVIL OR ADMINISTRATIVE ACTION IN TORT, CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, CONTRIBUTION, INDEMNITY, OR ANY OTHER LEGAL THEORY OR CAUSE OF ACTION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
14.Revisions.   If this ICA is to be a revision to a former version of Agent’s Independent Contractor Agreement that was signed (or otherwise acknowledged in writing), by Agent, then this ICA shall become effective, as provided below.
a.Revisions By Passing of Time.  In states where permitted, this ICA (inclusive of eXp’s Policies) may be revised by the passing of time, only as follows: (i) eXp will generate and deliver any proposed revision of material significance (a “Proposed Revision”) to Agent, via email only, to Agent’s email address as then reflected in Enterprise; (ii) Agent will have seven (7) calendar days following delivery of eXp’s Proposed Revision to object to eXp’s Proposed Revision (the “Revision Objection Period”) by directing such
eXp Realty Independent Contractor Agreement	Page 7 of 10	Version: USA 05.09.2024

objections to compliance@exprealty.net; (iii) if Agent does not object to the Proposed Revision during the Revision Objection Period, then Agent is deemed to have accepted the Proposed Revision, and such Proposed Revision shall become binding immediately and automatically upon the passing of the Revision Objection Period; (iv) if Agent objects during the Revision Objection Period then eXp reserves the right, in its sole discretion, to terminate this ICA. Agent agrees to timely review any Proposed Revision prior to expiration of the Revision Objection Period.  It is Agent’s responsibility to remain informed of and in compliance with his or her responsibilities and obligations under the most current version of this ICA (inclusive of eXp’s Policies).
b.Revisions By Written Consent.  In those states where revisions by the passing of time are prohibited, then no materially significant revision to, or materially significant modification of, this ICA (inclusive of eXp’s Policies) will be binding on the Parties unless in writing and signed by the Parties.  If Agent objects to a Proposed Revision and refuses to sign the revision, then eXp reserves the right, in its sole discretion, to terminate this ICA.
c.Meaning of “Material Significance”.  The terms “material significance” and “materially significant,” as used in Section 14, above, mean anything that, (i) increases Agent’s obligations and/or burdens, or (ii) reduces the rights and/or benefits to be received by Agent under the terms of this ICA.
15.eXp Right to Payment; Agent’s Payment Methods.
a.eXp Right To Payment.  eXp has the irrevocable right to seek payment or reimbursement, as applicable, from Agent in connection with Agent’s eXp Fees under Section 4 of this ICA, Agent’s Legal Expense Reimbursement obligations under Section 10 of this ICA, settlement obligations under Section 10 of this ICA, and Losses under Section 11 of this ICA, in addition to each of those items expressly referenced elsewhere in this ICA, in any addenda to this ICA, and/or within eXp’s Policies, plus all accruing late fees and interest charges (if any) (collectively, “Amounts Owed To eXp”).  Payment or reimbursement of Amounts Owed To eXp may be obtained by eXp, through any (or any combination) of the following methods: (i) offset against any fees, commissions, revenue share earnings, or other compensation, or any combination thereof, owed by eXp to Agent; and (ii) using Agent’s payment methods then on file with eXp.  Amounts of $500 or less that are owed by Agent to eXp at any time (whether during or following the termination of Agent’s ICA) will automatically be charged to or debited from Agent’s payment method(s) then on file with eXp, with no advance notice to be provided to Agent.
b.Agent’s Payment Methods.  Agent’s initial payment methods for fees, billings, commission reimbursements, charge-backs, fees agreed to be paid by Agent on behalf of others, etcetera, are as provided in the Credit Card and Checking Account (ACH) Authorization Form (the “Authorization Form”).  Following Agent’s Onboard Date and for the remainder of the Term, Agent shall be solely responsible for ensuring that his or her payment methods remain current in eXp’s system, whether such payment methods are updated through Agent’s subsequent use of the Authorization Form, or through Agent’s use of eXp’s electronic payment portal (accessible by Agent through Enterprise).  Agent hereby authorizes eXp Realty to use Agent’s then-current payment methods for payment of all sums to be paid by Agent to eXp Realty under this ICA (inclusive of the eXp P&Ps).
16.Cumulative Remedies.  The rights or remedies of eXp as provided in this ICA, in any of eXp’s Policies, and as otherwise available at law or in equity, shall be cumulative and concurrent, and are not exclusive, and such rights or remedies may be pursued singularly, successively, or together against Agent at eXp’s sole and absolute discretion.  Agent agrees that eXp may not have any adequate remedies at law, and understands and agrees that eXp reserves all rights to seek any and all available equitable remedies, in addition to or instead of any and all available legal remedies.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the rights to exercise them at any later time.  eXp shall have no obligation to exercise one right or remedy before exercising any other right or remedy.
17.Sponsor.  Agent was most influenced to join eXp by    ________  (insert name) who is situated in __    (city),    (state) (“Sponsor”) and selects this individual to be Agent’s eXp sponsor.  Agent is aware that Sponsor has no binding authority on behalf of eXp as it pertains to establishing or modifying the terms of any relationship between Agent and eXp, and this ICA overrides any and all verbal or written representations made by Sponsor to the contrary.  Upon execution of this ICA, Agent’s selection of Sponsor as Agent’s eXp sponsor shall be permanent and may not be changed (except as otherwise expressly provided in the eXp P&Ps).  Agent may obtain more information about the important meaning of sponsorship by viewing the eXp Sponsorship video available at www.exprealty.com/sponsorship.
a.Sponsor Selection in Revenue Share Plan.  Selecting a sponsor is an important decision and should be based on who has been most influential in Agent’s decision to join eXp.  Sponsor selection is part of this ICA.
b.Sponsor Requirement.  A sponsor’s sole requirement to qualify as a sponsor is selection by the joining agent (in this case, Agent) as having been the most influential person in the joining agent’s decision to join eXp.  Sponsors are encouraged to
eXp Realty Independent Contractor Agreement	Page 8 of 10	Version: USA 05.09.2024

support joining agents throughout the joining process and beyond, but are not required by eXp to do so.  If Agent’s Sponsor has made representations or promises above and beyond referring a joining agent to eXp, it is the sole responsibility of Agent to confirm Sponsor’s ability and intent to deliver all additional support promised. eXp is not responsible for enforcing agreements between agents made outside of this ICA.
c.Continuation of Original Sponsor.  If this ICA is terminated in accordance with Section 6, above, and if Agent rejoins eXp within one hundred eighty (180) days following Agent’s Offboard Date (the “Original Sponsor Window”), then Sponsor (identified above) will continue to serve as Agent’s sponsor when Agent rejoins eXp.  However, and except as may otherwise be provided in the eXp P&Ps, if Agent rejoins eXp following the Original Sponsor Window, then Agent may select a new sponsor when rejoining eXp.
d.eXp as the Sponsor.  If there is no individual who most influenced Agent to join eXp, or Agent prefers not to select a sponsor for any reason, then eXp will be and be deemed as Agent’s Sponsor, and eXp will hold that position going forward.
e.THE FOREGOING SPONSOR SELECTION BY AGENT IS A SIGNIFICANT DECISION WHICH IS IRREVOCABLE. AGENT IS ENCOURAGED TO PAUSE TO CAREFULLY CONSIDER WHO IS THE MOST INFLUENTIAL IN AGENT’S DECISION TO JOIN EXP. CHANGES IN SPONSORSHIP WILL NOT BE MADE.  IF THERE ARE ANY UNANSWERED QUESTIONS ABOUT SPONSORSHIP, AGENT SHOULD STOP NOW AND RETURN TO THE AGREEMENT ONCE THE SELECTION OF SPONSORSHIP IS FULLY CONSIDERED AND UNDERSTOOD.

     [Agent’s Signature Here]

18.Binding Arbitration; Jury and Class Action Waiver.
a.Any dispute, controversy, or claim arising out of or related to this ICA or any breach or termination of this ICA, including but not limited to performance of the Services, and any alleged violation of any federal, state, or local statute, regulation, common law, or public policy, whether sounding in contract, tort, or statute, shall be submitted to and decided by binding arbitration.  Arbitration shall be administered by JAMS and held either virtually or in King County, Washington before a single arbitrator, in accordance with the JAMS rules, regulations, and requirements. Any arbitral award determination shall be final and binding upon the Parties. Judgment on the arbitrator’s award may be entered in any court of competent jurisdiction.  However, eXp may, at its election, choose to bring any claim or cause of action against Agent, by counterclaim, cross claim, third-party complaint, or otherwise, in a pre-existing civil action where it would otherwise be appropriate to assert such a claim, in lieu of commencing arbitration as described herein. Additionally, in the event eXp seeks injunctive relief that binding arbitration would not have the authority to award, eXp may assert such claims through an appropriate civil action.
b.Arbitration shall proceed only on an individual basis. The Parties waive all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective claims against each other in court, arbitration, or any other proceeding. Each Party shall only submit their own individual claims against the other and will not seek to represent the interests of any other person. The arbitrator shall have no jurisdiction or authority to compel any class or collective claim, or to consolidate different arbitration proceedings with or join any other party to an arbitration between the Parties. The arbitrator, not any court, shall have exclusive authority to resolve any dispute relating to the enforceability or formation of this ICA and the arbitrability of any dispute between the Parties, except for any dispute relating to the enforceability or scope of the class and collective action waiver, which shall be determined by a court of competent jurisdiction.
c.Agent understands the meaning and effect of the waivers being made in Section 18.b, immediately above, and Agent has been provided with reasonable time and an opportunity to consult with his or her own legal counsel regarding the same; Agent agrees to be bound by the mandatory binding arbitration and dispute resolution provisions set forth in the eXp P&Ps.

[Agent’s Signature Here]

19.Non-Solicitation and Non-Disparagement.  Agent agrees to abide by eXp’s Non-Solicitation and Non-Disparagement Policy, as set forth within eXp’s Code of Conduct under the eXp P&Ps.

20.Survival.  Any rights and obligations under this ICA, and in any of eXp’s Policies, which by their nature extend beyond the termination of this ICA will survive the termination of this ICA.  Without limiting the generality of the foregoing, the following Sections shall survive termination of this ICA: 2.a, 3, 6.a, 6.c, 9.b, 9.e, 10, 11, 12, 13, 1, 16, and 18 - 21.

eXp Realty Independent Contractor Agreement	Page 9 of 10	Version: USA 05.09.2024

21.Miscellaneous.  This ICA shall be governed in accordance with the substantive and procedural laws of that state in which Agent is licensed as a real estate licensee (and, if Agent is licensed as a real estate licensee in more than one state, the governing law shall be of that state of Agent’s licensure in which the ICA is intended to be enforced), and to the extent controlling, to the federal laws of the United States of America, without giving effect to any choice or conflict of law rule.  This ICA (inclusive of any appurtenant addenda), together with eXp’s Policies, embodies the complete agreement and understanding among eXp and Agent with respect to the subject matter of this ICA, and supersedes any prior written or verbal understandings, agreements, or representations by or among the Parties which may have related to the subject matter of this ICA in any way.  To the extent there may be any conflict between the terms of this ICA and the terms in any of eXp’s Policies, the more restrictive terms (in eXp’s favor) shall be controlling.  No failure to exercise, and no delay in exercising, on the part of any Party, any right or any power hereunder shall operate as a waiver thereof.  This ICA may be executed in any number of identical counterparts, each of which is considered an original, but together are one agreement.  This ICA is to be executed by electronic signature only, and shall have the same force and effect as if signed by original signature.  Section headings in this ICA are included for convenience of reference only and shall not constitute a part of this ICA for any other purpose.  This ICA and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of Agent’s primary state (as such term is used in Section 8.a, above).  In the event that any provision of this ICA is determined to be unenforceable, such provision shall be deemed severed from all other provisions hereof and the remaining provisions of this ICA shall remain in full force and effect; the severed provision shall not be deemed severed from this ICA in any other jurisdiction.  It is the desire and intent of the Parties that this ICA be enforced to the fullest extent permitted by law.  If any provision in this ICA requires interpretation, the resolution of such ambiguity shall not be held against the drafter.  Except as provided elsewhere in this ICA (inclusive of eXp’s Policies), Agent shall not sell, assign, or transfer any of Agent’s rights, interests, duties, or obligations under this ICA to any third party without eXp’s prior written consent, which may be withheld, delayed, or conditioned in eXp’s sole and absolute discretion.  This ICA shall be binding upon and inure to the benefit of the respective heirs, successors, and permitted assigns of the Parties.  Subject to Section 13, above, in the event of any dispute between eXp and Agent under this ICA, the prevailing Party shall be entitled to recover its reasonable legal fees and costs; the “prevailing party” will be that Party who may be fairly said by the trier of fact to have prevailed on the major disputed issues.

IN WITNESS WHEREOF, and by their electronic signatures, below, the Parties hereto evidence their agreement to enter into and be bound by the terms of this ICA effective as of the Effective Date.

Agent:eXp (Primary State):

SignatureSignature

Agent NameName, Title

(To be completed only if Agent is to be licensed and affiliated with eXp in more than one state.)

eXp (non-Primary State):  eXp (non-Primary State):

SignatureSignature

Name, TitleName, Title

eXp Realty Independent Contractor Agreement	Page 10 of 10	Version: USA 05.09.2024